Exhibit 99.4

SPECIAL MEETING OF STOCKHOLDERS
OF
ASTERIAS BIOTHERAPEUTICS, INC.
               , 2019

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting of the stockholders of Asterias Biotherapeutics, Inc. (“Asterias”). This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

1. To adopt an Agreement and Plan of Merger among Asterias, BioTime, Inc. (“BioTime”), and BioTime’s wholly owned subsidiary, Patrick Merger Sub, Inc.

FOR	☐	AGAINST	☐	ABSTAIN	☐

2. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal number 1 above.

FOR	☐	AGAINST	☐	ABSTAIN	☐

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING - THE PROXY STATEMENT IS AVAILABLE AT:
https://

Signature	Date	Signature (Joint Owners)	Date

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON                  , 2019

SOLICITED ON BEHALF
OF
THE BOARD OF DIRECTORS OF ASTERIAS BIOTHERAPEUTICS, INC.

The undersigned hereby appoints Michael H. Mulroy and Ryan D. Chavez, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the special meeting of stockholders of Asterias Biotherapeutics, Inc. to be held on               ,                , 2019, at               , local time, at              .

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.